EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 28, 2000, in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-21363 and 333-71301.

ARTHUR ANDERSEN LLP
Houston, Texas
March 30, 2000